TEMPLETON GROWTH FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION

                  Templeton Growth Fund, Inc., a Maryland corporation with its principal offices in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies, in accordance with the requirements of Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland, that:

                   FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on October 18, 2005, adopted a resolution to reallocate and reclassify one hundred million (100,000,000) of the number of shares of common stock previously allocated to the Templeton Growth Fund, Inc. - Class C to Templeton Growth Fund, Inc. - Advisor Class. The additional shares of the Templeton Growth Fund, Inc. - Advisor Class shall have the same preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Articles of Incorporation, as amended and supplemented, and shall be subject to all provisions of such Articles relating to shares generally.

                   SECOND: Immediately before the reclassification and reallocation as set forth in Article First of these Articles Supplementary, the Corporation was authorized to issue one billion nine hundred million (1,900,000,000) shares of capital stock, all of which was common stock, par value $0.01 per share, having an aggregate par value of nineteen million ($19,000,000) dollars, of which the Board of Directors had classified:

                  (i) One Billion Two Hundred Million (1,200,000,000) shares had been classified as Templeton Growth Fund, Inc. - Class A shares of Common Stock;

                  (ii)     One Hundred Million (100,000,000) shares had been
                          classified as Templeton Growth Fund, Inc. - Class B shares of Common Stock;

                 (iii) Four Hundred Million (400,000,000) shares had been classified as Templeton Growth Fund, Inc. - Class C shares of Common Stock;

                 (iv) One Hundred Million (100,000,000) shares had been classified as Templeton Growth Fund, Inc. - Advisor Class shares of Common Stock; and

                 (v) One Hundred Million (100,000,000) shares had been classified as Templeton Growth Fund, Inc. - Class R shares of Common Stock.

                   THIRD: Immediately after the reclassification and reallocation as set forth in Article First of these Articles Supplementary, the Corporation was authorized to issue one billion nine hundred million (1,900,000,000) shares of capital stock, all of which was common stock, par value $0.01 per share, having an aggregate par value of nineteen million ($19,000,000) dollars, of which the Board of Directors has classified:

                  (i) One Billion Two Hundred Million (1,200,000,000) shares as Templeton Growth Fund, Inc. - Class A shares of Common Stock;

                  (ii) One Hundred Million (100,000,000) shares as Templeton Growth Fund, Inc. - Class B shares of Common Stock;

                  (iii) Three Hundred Million (300,000,000) shares as Templeton Growth Fund, Inc. - Class C shares of Common Stock;

                  (iv)    Two Hundred Million (200,000,000) shares as
                          Templeton Growth Fund, Inc. - Advisor Class shares of Common Stock; and

                  (v) One Hundred Million (100,000,000) shares as Templeton Growth Fund, Inc. - Class R shares of Common Stock.

                   FOURTH: The shares aforesaid have been duly classified and allocated by the Board of Directors of the Corporation pursuant to the authority contained in the charter of the Corporation. The number of shares of capital stock of the various classes of shares that the Corporation has authority to issue has been established by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                   FIFTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                   SIXTH: These Articles Supplementary shall become effective on the date that they are accepted for record by the State of Maryland.

                   IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and attested to on this 20th day of October, 2005.

                                         TEMPLETON GROWTH FUND, INC.


                                       By:/s/CRAIG S. TYLE
                                         -------------------------------------
                                         Craig S. Tyle
                                         Vice President and Assistant Secretary

ATTEST:/s/ROBERT C. ROSSELOT
       -------------------------
       Robert C. Rosselot
       Secretary